                                                                   Exhibit 10.25

                                 LABOR CONTRACT

Party A: Shengqu Information Technology (Shanghai) Co., Ltd.

Party B:                                             No. of ID Card:
Job No.:                                             Address:


     In accordance with the relevant provisions of the Labor Law of the People's Republic of China and other applicable laws and regulations, and according to the principles of equality, free will and mutual agreement through negotiations, Party A and Party B hereby enter into this contract (hereinafter referred to as "this Contract") with respect to the employment of Party B as a contract-based employee employed by Party A:

1.   Employment

     1.1 Party A hereby employs Party B upon the condition that Party B shall have lawful and valid qualifications for the employment, including, but not limited to, the following:

          (1) Party B shall have all lawful qualifications and conditions as an employee of Party A; and

          (2) All personal information provided by Party B to Party A shall be true, accurate, complete, lawful, and valid, and nothing therein shall be false or misleading, nor shall anything be left out therefrom on purpose.

     1.2 Party B shall assume any liability on his or her own for any dispute or claim for damages that may result from his or her failure to meet the aforesaid conditions and, in addition, he or she shall compensate Party A for any losses it may suffer as a result of such failure.

2.   Term of Contract

     2.1 The term of this Contract shall be _________ years, which shall commence as of ____________________ and end on ____________________________. The first __________months of the term of this Contract shall be a probationary period, during which either Party A or Party B shall have the right to terminate this Contract and neither party shall be liable for any economic compensation to the other party as a result of such termination. If, during the probationary period, any evident fault on the part of either party causes any economic losses to the other party, upon termination of this Contract, the defaulting party shall be held liable for compensation to the other party for such losses; if Party B's performance during the probationary period is good enough to meet the assessment criteria set by Party A, he or she may become a regular employee of Party A.

     2.2 If the parties agree to renew this Contract prior to its expiration, they may go through the formalities of such renewal.

3.   Post, Duties and Place of Work

     3.1 Party B agrees to take the post of ______________ in Party A's department of _______________ in accordance with Party A's needs and to assume duties commensurate with his or her post in accordance with Party A's provisions on business management.

     3.2 Party A shall have the right to make adjustments to Party B's post, duties or place of work in accordance with its own needs and with Party B's capability, performance and personal conditions, and Party B shall submit himself or herself to such adjustments.

4.   Labor Salary

     4.1 The salary payable to Party B shall be determined in accordance with the relevant provisions of Party A's system of salary management and in light of Party B's specific conditions such as his or her educational background, experience, type of work, and post. The amount of salary payable to Party B shall be as set forth in the notice of employment or the table of wage adjustments. Party A shall pay Party B his or her salary on a monthly basis.

     4.2 Party A shall make adjustments from time to time on an irregular basis to Party B's basic salary and the specific amount payable to him or her in accordance with his or her capability and performance. The method and range of such adjustments shall be governed by the system of salary management formulated by Party A, and Party B acknowledges that he or she knows and understands such system and will submit himself or herself to such adjustments.

5.   Holiday Leave

     5.1 During the term of this Contract, Party B shall be entitled to legal holidays and leaves of marriage, bereavement and family planning. If Party A needs to make any adjustment to the schedule of Party B's holiday leave according to the needs of his or her post, Party B shall submit himself or herself to such adjustment.

     5.2 Party B shall be entitled to an annual leave with pay in accordance with Party A's relevant provisions.

6.   Labor Protection and Labor Safety

     6.1 Party A shall provide Party B with the working environment in compliance with the standards of safety and hygiene as set by the Chinese government and ensure that Party B will work under the conditions where his or her personal safety will not be placed in any danger and he or she will be prevented from any personal injury.

     6.2 Party B shall be obligated to comply with all the provisions on safety and hygiene as formulated by the relevant government authorities, by the owner of the premises where Party A conducts its business, and by Party A.

7.   Insurance and Benefits

     7.1 Party A shall take out all types of social insurances and other relevant insurances for Party B in accordance with the provisions of the State and the locality in relation to social insurance.

     7.2 Party A shall not be held liable for its failure to take out any of the aforesaid insurances for any reasons attributable to Party B.

8.   Labor Discipline, Penalties and Rewards

     8.1 Party B shall comply with all the rules and regulations as formulated by Party A, including, but not limited to, the Regulations for Business Management, the Regulations for Salary Management, the Employee Handbook, and the Confidentiality Undertaking, comply strictly with the provisions on labor safety and hygiene, the work system and the work norm, take good care of Party A's property, comply with the work ethics, maintain the confidentiality of Party A's trade secrets, take an active part in the training organized by Party A, and try to improve his or her vocational skills.

     8.2 The intellectual property rights arise during the performance of Party B of any work assigned by Party A or where Party B has used substantially the working conditions provided by Party A shall be vested in Party A. Party B shall be obligated to safeguard the rights and interests of Party A's intellectual property and shall not commit any act that constitutes an infringement of any of the rights and interests of Party A's intellectual property.

     8.3 Party B shall not publish on any website that are under Party A's management any information that is unauthorized, illegal, or may constitute an infringement on any rights of any third party, or lead to an imposition by the government of any sanctions or to any claim for damages, nor publish on any website any information or comments that may do any harm to Party A, nor take advantage of the website under Party A's management or any of Party A's other assets to carry on any activities that are not commensurate with Party B's post.

     8.4 Party B agrees to comply with the following provisions on confidentiality:

          (1) Except for the benefit of Party A or to suit Party A's purposes, Party B shall not divulge, disclose, or make available to any third party (including, but not limited to, any legal person, non-legal person institutions, organizations, groups, or individuals within or outside the People's Republic of China) any models of development, production, or service of any products, method of corporate management, marketing plan, information on any customer or partner, conditions of real estate or intangible assets, financial position, or information on Party A or any of its affiliates that Party B has acquired, learnt of, or familiarized himself or herself with, or that he or she is in possession or control of, during his or her employment with Party A or the term of this Contract or in conducting any business activity associated with Party A, and any other materials, information, or data that Party A has not authorized Party B to disclose to any third party, nor use or apply any of the aforesaid materials, information, or data for any other purposes than for the benefit of Party A; in addition, except with Party A's prior consent or except as he or she is obligated to do so in performing his or her duties, Party B shall not disclose any of the aforesaid materials, information, or data to any of Party A's employees other than his or her seniors.

          (2) Within three years after the date of termination of the labor relationship between the parties, Party B shall not, for any reasons, violate any of the provisions in the preceding paragraph and he or she shall continue to be obligated to maintain the confidentiality of all or any part of the materials, information and data that he or she acquired, learnt of, or familiarized himself or herself with, or that he or she was in possession or control of during the term of this Contract.

          (3) The compensation and benefits granted to Party B as well as his or her personal information shall fall under the category of Party A's confidential information, and Party B shall not disclose in any way his or her compensation, benefits, information or any of the contents of this Contract to any employees of Party A or any other persons.

     8.5 If Party B is in violation of any of the aforesaid provisions, Party A may impose a disciplinary punishment or an economic penalty on him or her, dismiss him or her, or even initiate legal proceedings against him or her in accordance with the relevant State provisions and its own rules and regulations.

9.   Non-Competition

     9.1 Party B is a full-time employee of Party A and, during the term of this Contract, Party B shall not directly or indirectly conduct any business activities that are similar to, or in competition with, the business of Party A or any of its affiliates, including, but not limited to, in the capacity of a director, employee, consultant, investor, shareholder, partner or lender, nor conduct any such activities on behalf of others.

     9.2  Upon termination of this Contract, Party B shall not:

          (1) within three years after the date of termination of this Contract, directly or indirectly conduct any business activities that are similar to, or in competition with, the business of Party A or any of its affiliates, including, but not limited to, in the capacity of a director, employee, consultant, investor, shareholder, partner or lender, nor conduct any such activities on behalf of others; or

          (2) directly or indirectly employ or recommend any personnel that have been employed by Party A or any of its affiliates in the twelve months prior to termination of this Contract.

10.  Modification and Termination of Contract

     10.1 If any changes take place in any laws, regulations, or rules according to which this Contract is entered into, appropriate modifications shall be made in the relevant contents of this Contract.

     10.2 If any changes take place in the specific conditions under which this Contract is entered into, and it becomes impossible to perform this Contract, the Parties may make appropriate modifications in the relevant contents of this Contract after reaching an agreement on such modifications through negotiations.

     10.3 The parties may terminate this Contract after they have reached an agreement through negotiations.

     10.4 Party A may terminate this Contract at any time after serving a notice thereof to Party B if any of the following things occurs to Party B:

          (1) Party B fails to meet any of the qualifications for employment during the probationary period;

          (2)  Party B is in violation of any of the provisions of Article 1.1,
               Article 8 or Article 9 of this Contract;

          (3) Without any authorization, Party B takes advantage of Party A's office space and equipment to engage in any business activities that are not commensurate with the post he holds, including, but not limited to, undertaking or conducting any business activities for his or her own benefits or for the benefit of any third party;

          (4) Party B accepts in private any valuables, money, or marketable securities from any customer;

          (5) Party B obtains any benefits from any customers by fraud or any other illegal means, causing any damage to Party A's goodwill;

          (6) Party B steals or embezzles any property owned by Party A or any of its affiliates or other employees, or defraud any of them of their property;

          (7) Party B is derelict of his or her duties or is engaged in any malpractices or any other improper activities for his or her selfish ends, resulting in any damage to Party A's interests; or

          (8) Criminal liability is pursued against Party B according to the laws, or where he or she is being reeducated through labor.

     10.5 If any of the following things occurs to Party B, Party A may terminate this Contract, provided, however, that Party A shall notify Party B in writing thereof thirty days in advance or pay Party B a compensation equal to his or her thirty days' wages:

          (1) Party B has contracted any disease or was injured in any accident while on duty and, upon expiration of the period of medical treatment of such disease or injury, the disability appraising committee has determined that he or she is no longer able to take his or her original post, nor able to take any other post assigned by Party A;

          (2) Party A determines that Party B is incapable to meet the standard of the post to which he or she is assigned or fails to meet the qualifications for employment; or

          (3) Major changes take place in the specific conditions under which this Contract is entered into, it subsequently becomes impossible to perform this Contract and the parties fail to reach an agreement on any modifications in this Contract.

     10.6 Party B may terminate this Contract at any time after serving a written notice thereof on Party A under any of the following circumstances:

          (1) During the probationary period, Party B decides not to be employed with Party A due to personal considerations;

          (2) Party A forces Party B to work by force or threat or by imposing any illegal restrictions on his or her personal freedom; or

          (3) Party A fails to pay Party B the labor salary or to provide him or her with the working conditions as provided in this Contract.

     10.7 If Party B resigns from his or her post and, as a result, requests that this Contract be terminated for any reasons other than any of those as specified in the preceding paragraph, he or she shall notify Party A in writing thereof thirty days in advance. Termination of this Contract shall not release Party B from any liability for breach of contract he or she is obligated to assume.

     10.8 If this Contract or the labor relationship between the parties is terminated for any reason, Party B shall go through the formalities of handing over the work he or she is or has been performing according to the relevant regulations of Party A, promptly return all the documents, records, equipment, uniforms, and other property he or she has acquired from Party A or is in possession or control of, including, but not limited to, all the drawings, blueprints, memos, lists of customers or partners, formulas, financial statements, or marketing literature of Party A and its affiliates that Party B is in possession or control of. If Party B fails to return any of the aforesaid materials, Party A may make an appropriate deduction from the last sum of money payable to Party B and take any other appropriate action against him or her.

     10.9 If this Contract is terminated for any reason, Articles 8 and 9 of this Contract shall survive such termination and continue to be legally binding.

11.  Economic Compensation and Liabilities of Breach of Contract

     11.1 During the term of this Contract, Party A shall finance Party B's training and, if Party B terminates this Contract for any reason other than any of those as specified in Article 10.6 of this Contract, he or she shall reimburse Party A the costs of such training in accordance with Party A's regulations.

     11.2 If Party B is in violation of any of the provisions of Article 8 or
          Article 9 of this Contract, resulting in any direct economic losses to Party A, Party B shall be liable for compensation to Party A for such losses.

     11.3 Upon the expiration of the probationary period, Party A shall go through the formalities of transferring the registration of permanent residence on behalf of Party B in light of the actual circumstances and in accordance with Party A's relevant provisions if Party B meets the relevant conditions, and Party B shall bear all costs related to the transfer of registration of his or her permanent residence. Party B undertakes that, within three years of transfer of registration of his or her permanent residence to Shanghai Municipality, he or she will not resign from his or her post on his or her initiative, or violate any discipline intentionally so that Party A may dismiss him or her, otherwise Party B shall pay Party A penalty in the amount of RMB ten thousand.

12.  Settlement of Labor Disputes

     12.1 If any dispute arises out of the contents of this Contract or performance hereof, the Parties shall settle such dispute through negotiations.

     12.2 If no settlement can be reached through such negotiations, either party shall have the right to submit such dispute for arbitration to any competent labor dispute arbitration commission of this locality.

     12.3 Within 60 days of the occurrence of any labor disputes, either party may directly submit such disputes for arbitration to any competent labor dispute arbitration commission.

13.  Miscellaneous

     13.1 This Contract is executed in two counterparts, each party shall keep a copy and shall have equal effect and validity.

     13.2 This Contract shall become effective as of the date of its execution.

     13.3 The parties may enter into supplementary agreements with respect to the salary, duties of the post and the term of service.

     13.4 This Contract is executed in Shanghai.


Party A (Signature and Seal)                 Party B (Signature and Seal)

Date:                                        Date: